                                                                   Exhibit 99.5
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer

   Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

--------------------------  --------------------------- -------------------------- ---------------------------
                                                                                        Give the NAME and
                                 Give the NAME and                                          EMPLOYER
                                  SOCIAL SECURITY                                        IDENTIFICATION
For this type of account:          number of --         For this type of account:         number of --
--------------------------  --------------------------- -------------------------- ---------------------------
1.Individual                The individual              6.Sole proprietorship      The owner (3)
2.Two or more               The actual owner of the     7.A valid trust, estate,   The legal entity (Do not
  individuals (joint        account or, if combined       or pension trust         furnish the identifying
  account)                  funds, the first individual                            number of the personal
                            on the account (1)                                     representative or trustee
                                                                                   unless the legal entity
                                                                                   itself is not designated in
                                                                                   the account title.) (4)
3.Custodian account of a    The minor (2)               8.Corporate                The corporation
  minor (Uniform Gift to
  Minors Act)
4.a. The usual revocable    The grantor-trustee (1)     9.Association, club,       The organization
  savings trust (grantor                                  religious, charitable,
  is also trustee)          The actual owner (1)          educational or other
   b. So-called trust                                     tax-exempt
   account that is not a                                  organization
   legal or valid trust
   under state law
5.Sole proprietorship       The owner (3)               10.Partnership             The partnership
                                                        11.A broker or             The broker or nominee
                                                           registered nominee
                                                        12.Account with the        The public entity
                                                           Department of
                                                           Agriculture in the
                                                           name of a public
                                                           entity (such as a
                                                           state or local
                                                           government, school
                                                           district or prison)
                                                           that receives
                                                           agriculture program
                                                           payments
--------------------------  --------------------------- -------------------------- ---------------------------

--------
(1)List first and circle the name of the person whose number you furnish.
(2)Circle the minor's name and furnish the minor's social security number.
(3)Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4)List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2

Obtaining a Number

   If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

..   An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

..   The United States or any agency or instrumentality thereof.

..   A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

..   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

..   An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:

..   A corporation.

..   A financial institution.

..   A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

..   A real estate investment trust.

..   A common trust fund operated by a bank under Section 584(a).

..   An entity registered at all times during the tax year under the Investment
    Company Act of 1940.

..   A foreign central bank of issue.

..   A futures commission merchant registered with the Commodity Futures Trading
    Commission.

..   A middleman known in the investment community as a nominee or custodian.

..   A trust exempt from tax under Section 664 or described in Section 4947.

Payments Exempt from Backup Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6045, 6049, 6050A, and 6050N, and the regulations thereunder.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

..   Payments to nonresident aliens subject to withholding under Section 1441.

..   Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

..   Payments of patronage dividends where the amount received is not paid in money.

..   Payments made by certain foreign organizations.

..   Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

..   Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

..   Payments of tax-exempt interest (including exempt-interest dividends under
    Section 852).

..   Payments described in Section 6049(b)(5) to nonresident aliens.

..   Payments on tax-free covenant bonds under Section 1451.

..   Payments made by certain foreign organizations.

..   Mortgage or student loan interest paid by you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice.

Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28.1% (in 2004) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.

If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.

If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.

Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers

If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.